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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07785, No. 333-65452, and No. 333-92403) and Form S-3 (No. 333-45294 and No. 333-65452) of A.D.A.M., Inc. and of our report dated March 14, 2002, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

By: /s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
April 1, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS